Exhibit 77(q)(1)

Exhibits

(a)(1)  Articles of Amendment dated May 1, 2009 to the Articles of Incorporation for ING Balanced Portfolio, Inc. – Filed as an exhibit to Post-Effective Amendment No. 40 to the Registrant’s Registration Statement on Form N-1A on April 30, 2009 and incorporated by reference herein.

(a)(2)  Articles of Amendment dated July 21, 2010 to the Articles of Incorporation for ING Balanced Portfolio, Inc. regarding the dissolution of the Adviser Class and Service 2 Class shares – Filed herein.

(e)(1)  Amended Schedule A dated December 2009 to the Investment Management Agreement between ING Balanced Portfolio, Inc. and ING Investments LLC dated March 1, 2002 - Filed as an exhibit to Post-Effective Amendment No. 41 to the Registrant’s Registration Statement on Form N-1A on February 10, 2010 and incorporated by reference herein.

(e)(2)  Amended Schedule A dated December 2009 to the Sub-Advisory Agreement dated March 1, 2002 between ING Investments LLC and ING Investment Management Co. - Filed as an exhibit to Post-Effective Amendment No. 41 to the Registrant’s Registration Statement on Form N-1A on February 10, 2010 and incorporated by reference herein.